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                                  EXHIBIT 4.8
                    IRA NON-CUSTODIAL CONTRACT, FORM P-12566
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          CONTRACT NUMBER                            GA XX,XXX

          CONTRACTHOLDER                             ABC Company

          DATE OF ISSUE                              January 1, 1990

          CONTRACT DATE                              January 1, 1990

          FIRST CONTRACT ANNIVERSARY                 January 1, 1991


American United Life Insurance Company (AUL) shall provide all the rights and benefits of this contract.

This contract is issued in consideration of the application and of the payment of Contributions to AUL.

All provisions and conditions stated on this and subsequent pages are made a part of this contract.

Signed for AUL at its Home Office in Indianapolis, Indiana.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE CONTRACT

Please read this contract carefully. The Contractholder may return the contract for any reason within ten days after receiving it. If returned, the contract shall be considered void from the beginning and any Contributions shall be refunded.


                                      AMERICAN UNITED LIFE INSURANCE COMPANY
                                      By /s/ Jerry D. Semler

                                      Chairman of the Board,
                                      President, & Chief Executive Officer

                                      Attest
                                      By: /s/ William R. Brown
                                            Secretary

                          AUL American Series Contract
                    IRA Multiple Fund Group Variable Annuity

THE ASSETS HELD IN ANY INVESTMENT ACCOUNT FOR WHICH THIS CONTRACT MAKES PROVISION MAY INCREASE OR DECREASE IN DOLLAR VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE CORRESPONDING PORTFOLIO OF THE MUTUAL FUND IN WHICH THE INVESTMENT ACCOUNT INVESTS. THE VALUE OF SUCH ASSETS IS NOT GUARANTEED. ARTICLE 5 OF THIS CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS.


P-12566

                                TABLE OF CONTENTS


ARTICLE 1          DEFINITIONS

ARTICLE 2          CONTRACT AND AUTHORITY

        2.1--------Entire Contract
        2.2--------Authority

ARTICLE 3          CONTRIBUTIONS, INVESTMENTS, AND TRANSFERS

        3.1--------Amount of Contributions
        3.2--------How Contributions Are Handled
        3.3--------Addition, Deletion, or Substitution of Investments 3.4--------Transfers
        3.5--------Limitations on Transfers

ARTICLE 4          BENEFITS

        4.1--------Election of Annuity Options
        4.2--------Annuity Options
        4.3--------Guaranteed Rate of Interest
        4.4--------Alternate Nonparticipating Retirement Annuity
        4.5--------Minimum Payments
        4.6--------Due Proof of Date of Birth and Survival
        4.7--------Death Benefits
        4.8--------Withdrawal Benefits

ARTICLE 5          VALUATIONS

        5.1--------Time of Valuation
        5.2--------Accumulation Units
        5.3--------Value of Accumulation Units
        5.4--------Determining the Net Investment Factor
        5.5--------Determining the Value of Each Participant Account's Share
                    of Any Investment Account

ARTICLE 6          OTHER CHARGES

        6.1--------Mortality Risk and Expense Risk Charges
        6.2--------Investment Management Charge
        6.3--------Administrative Charge
        6.4--------Transfer Charge
        6.5--------Other Charges
        6.6--------Reduction or Waiver of Certain Charges






P-12566.1

ARTICLE 7          RIGHT OF AUL TO CHANGE CERTAIN PROVISIONS

        7.1--------Right of AUL to Change Interest Rates
        7.2------- Right of AUL to Change Annuity Table
        7.3--------Right of AUL to Change Charges
        7.4--------Amendment of Contract to Conform with Law

ARTICLE 8          MISCELLANEOUS

        8.1--------Ownership
        8.2--------AUL's Annual Statement
        8.3--------Tax Status
        8.4--------Essential Data
        8.5--------Reliance
        8.6--------Misstatement of Essential Data
        8.7--------Annuity Certificates
        8.8--------Election, Notice, or Direction Requirements
        8.9--------Quarterly Statement of Account Value
        8.10-------Conformity with State Laws
        8.11-------Reference to Federal Laws
        8.12-------Sex and Number
        8.13-------Facility of Payment
        8.14-------Insulation from Liability
        8.15-------Voting
        8.16-------Acceptance of New Participants or Contributions 8.17-------Nonforfeitability and Nontransferability
        8.18-------Termination
        8.19-------Notice of Annual Meeting of Members

TABLE OF IMMEDIATE ANNUITIES





P-12566.2

                             ARTICLE 1 - DEFINITIONS


     1.1 "Account Value" for any Participant Account on any given date means:

     (a) the balance of the Participant Account's share of the Fixed Interest Account on that date; plus

     (b) the value of the Participant Account's share of each Investment Account on that date.

     1.2 "Accumulation Period" means the period of time commencing on the date on which a Participant's initial Contribution is credited to the Participant Account and terminating on the date when such Participant Account is closed.

     1.3 "Accumulation Unit" means a statistical device used to measure amounts of increases to, decreases from, and accumulations in any Investment Account during the Accumulation Period.

     1.4 "Annuity Commencement Date" means the first day of any month upon which an annuity begins under this contract. However, for any Participant, amounts allocated to the Participant Account will be distributed or commence to be distributed no later than the first day of April following the calendar year in which such Participant attains age 70 1/2.

     1.5 "Code" means the Internal Revenue Code of l986, as amended.

     1.6 "Contract Anniversary" means the first day of each Contract Year. Each Contract Anniversary after the First Contract Anniversary shall be the same day of the same month as the day and month which is stated on the face page of this contract for the First Contract Anniversary.

     1.7 "Contract Quarter" means each of the four successive intervals of three months, the sum of which corresponds to a 12-month Contract Year.

     1.8 "Contract Year" means, for the first such year, the period beginning with the Contract Date and ending on the day immediately preceding the First Contract Anniversary, and for each succeeding Contract Year, the period beginning with a Contract Anniversary and ending on the day immediately preceding the next succeeding Contract Anniversary.

     1.9 "Contributions" means amounts paid in cash to AUL by the Contractholder or by the Participant and credited to a Participant Account hereunder. The legal title to, and ownership of, such amounts is vested solely in the Participant.

     1.10 "Current Rates of Interest" means each of the annual effective rates of interest as determined and declared by AUL from time-to-time and as credited to each interest pocket maintained within the Fixed Interest Account. The Current Rates of Interest shall always be equal to or greater than the Guaranteed Rate of Interest.

     1.11 "Elective Deferrals" means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement shall not be treated as an


P-12566.3 (rpl)

Elective Deferral if, under such agreement, such Contribution is made pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code. The Contractholder shall identify any Elective Deferrals, which shall be allocated to an Elective Deferral subaccount of the applicable Participant Account.

     1.12 "Excess Contributions" means those Contributions made on behalf of a Participant which exceed the limitations in effect under applicable provisions of the Code and Regulations issued thereunder.

     1.13 "Fixed Interest Account" means that fund of AUL's general asset account in which all or a portion of a Participant's Account Value may be held for accumulation at the Current Rates of Interest.

     (a) Contributions allocated, or amounts transferred, to the Fixed Interest Account shall be credited to the open interest pocket and shall earn interest at the Current Rate of Interest in effect for that interest pocket. Such Contributions or transferred amounts, during the time that the Current Rate of Interest exceeds the Guaranteed Rate of Interest, shall earn interest at such credited Current Rate of Interest for at least 1 year. After such 1-year period, AUL reserves the right to declare, at any time, a new Current Rate of Interest to be applied to funds held within that interest pocket. Any such new Current Rate of Interest must remain in effect for that interest pocket for at least 1 year.

     (b) If AUL changes the Current Rate of Interest for new Contributions or new amounts transferred to the Fixed Interest Account, the previous open interest pocket shall close, and any Contributions or amounts transferred on or after the effective date of such change shall be credited to a new open interest pocket and shall earn interest at the new Current Rate of Interest in effect for such new open interest pocket. Therefore, at any given time, various funds credited to a Participant Account and allocated to the Fixed Interest Account may be earning interest at different Current Rates of Interest for different periods of time.

     1.14 "Guaranteed Rate of Interest" means interest at an annual effective rate of 4.00%.

     1.15 "Home Office" means the principal office of AUL. The mailing address is P. O. Box 6148, Indianapolis, Indiana 46206-6148.

     1.16 "Investment Account" means each subaccount of the Variable Account, which subaccounts currently include the Equity Investment Account, the Bond Investment Account, the Money Market Investment Account, and the Managed Investment Account, as the case may be, where:

     (a) Amounts allocated to the Equity Investment Account shall be invested in shares of the AUL American Equity Portfolio of the Mutual Fund.

     (b) Amounts allocated to the Bond Investment Account shall be invested in shares of the AUL American Bond Portfolio of the Mutual Fund.



P-12566.4 (rpl)

     (c) Amounts allocated to the Money Market Investment Account shall be invested in shares of the AUL American Money Market Portfolio of the Mutual Fund.

     (d) Amounts allocated to the Managed Investment Account shall be invested in shares of the AUL American Managed Portfolio of the Mutual Fund.

     1.17 "Investment Option" means the Fixed Interest Account or any of the Investment Accounts of the Variable Account. AUL reserves the right to provide other Investment Options under this contract at any time.

     1.18 "Mutual Fund" means the AUL American Series Fund, Inc., a diversified, open-end management investment company registered under The Investment Company Act of l940.

     1.19 "Participant" means any person reported to AUL by the Contractholder as eligible for, and as participating in, this contract, and for whom a Participant Account is established.

     1.20 "Participant Account" means an account established under this contract
for  a  Participant.   Contributions  received  by  AUL  shall  be  credited  to
Participant Accounts as AUL is directed in writing.

     1.21 "Portfolio" means a series of the Mutual Fund as described in the prospectus for the Mutual Fund as such prospectus may be amended or supplemented from time to time.

     1.22 "Valuation Date" means any day when the Home Office of AUL and the New York Stock Exchange are open and operational.

     1.23 "Valuation Period" means the period beginning at the close of business on a Valuation Date and ending at the close of business on the next succeeding Valuation Date.

     1.24 "Variable Account" means a separate account established by AUL called the AUL American Unit Trust, which is registered under The Investment Company Act of l940 as a unit investment trust.

     1.25 "Withdrawal Charge" means a charge taken by AUL equal to a percentage of the Account Value withdrawn pursuant to Section 4.8, where the percentage varies by the number of full years measured from the date a Participant Account is established to the date the Withdrawal Charge is determined. Such percentage is as follows:

                During
             Account Years                              Percentage

                 1-5                                        8
                 6-10                                       4
              Thereafter                                    0



P-12566.5

In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account, exceed 9% of total Contributions allocated to that Participant Account.

     1.26 "Withdrawal Value" means a Participant's Account Value minus the applicable Withdrawal Charge.




P-12566.6

                       ARTICLE 2 - CONTRACT AND AUTHORITY


     2.1 Entire Contract: This contract is for the exclusive benefit of the Participants and their beneficiaries. This contract and the application of the Contractholder is the entire agreement between AUL and the Contractholder. AUL is not a party to, nor bound by, a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. AUL is not a fiduciary under this contract or under any such plan, trust, custodial agreement, or other agreement.

     2.2 Authority: This contract cannot be modified or amended, nor can any provision or condition be waived, except by a written agreement signed by a corporate officer of AUL. Such authority may not be delegated to any other person or entity, except by a written agreement signed by a corporate officer of AUL.





P-12566.7

                       ARTICLE 2 - CONTRACT AND AUTHORITY


     2.1 Entire Contract: This contract is for the exclusive benefit of the Participants and their beneficiaries. This contract and the application of the Contractholder is the entire agreement between AUL and the Contractholder. AUL is not a party to a plan, trust, custodial agreement, or other agreement, or any amendment or modification to any of the same. AUL is not a fiduciary under this contract or under any such plan, trust, custodial agreement, or other agreement.

     2.2 Authority: This contract cannot be modified or amended, nor can any provision or condition be waived, except by a written agreement signed by a corporate officer of AUL. Such authority may not be delegated to any other person or entity, except by a written agreement signed by a corporate officer of AUL.





P-12566.7 (MO)

              ARTICLE 3 - CONTRIBUTIONS, INVESTMENTS, AND TRANSFERS

     3.1 Amount of Contributions:

     (a) Contributions may vary in amount and frequency; however, they must be at least equal to a minimum annual Contribution of $300 per Participant in any full Contract Year. AUL may change such minimum annual Contribution. Such change shall apply only to individuals who become Participants on or after the date of the change. This contract will not terminate solely because a Contribution is not made for any Contract Year.

     (b) Except for amounts eligible for rollover treatment under Code Sections 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3),
          Contributions during a Participant's taxable year (which is presumed to be a calendar year) may not exceed the amounts described below (as adjusted by Code Section 408(a)):

          (1) the lesser of $2,000 or 100% of compensation includible in the Participant's gross income for such taxable year; or (2) the lesser of $2,250 or 100% of compensation includible in the Participant's gross income for such taxable year if a Contribution is made on behalf of the Participant's non-employed spouse (no more than $2,000 may be allocated to either the Participant or his spouse); or (3) the lesser of $30,000 (or, if greater, 25% of the dollar limitation in effect under Code
               Section 415(b)(1)(A)) or 15% of compensation in the case of a simplified employee pension (SEP, as described in Code Section 408(k)) Contribution.

     (c) Excess Contributions (plus gains or minus losses thereon) shall be withdrawn from a Participant Account and returned to the Participant upon receipt by AUL at its Home Office of complete written instructions from the Participant. Such written instructions must include the amount to be withdrawn and returned, and certification that such Contributions constitute Excess Contributions and that such returns are permitted by applicable provisions of the Code and Regulations issued thereunder. It shall not be the responsibility of AUL to determine the existence or amount of Excess Contributions or gains or losses thereon, or that returns of Excess Contributions are permitted by applicable provisions of the Code and Regulations. In withdrawing and returning the identified amount, AUL may rely solely on such written instructions and certification. Such a withdrawal and return of Excess Contributions shall not be subject to Section 4.8.

     (d) Other refunds of Contributions shall be applied before the close of the calendar year following the year of such refund toward the payment of future Contributions or the purchase of additional benefits.

     3.2 How Contributions Are Handled:

     (a) When a Contribution is received at the Home Office, it shall be credited to Participant Accounts as directed in written allocation instructions.



P-12566.8 (rpl)

     (b) The initial Contribution for a Participant shall be credited and allocated to the Participant Account no later than the close of business on the second business day of AUL after the later of (1) the business day that AUL receives the initial Contribution at its Home Office, or (2) the business day that AUL receives, at its Home Office, the data required to establish the Participant Account and allocation instructions regarding the initial Contribution. If the data required to establish the Participant Account and allocation instructions regarding the initial Contribution are not received by AUL at its Home Office within 5 business days after AUL first receives the initial
          Contribution, AUL shall return the initial Contribution to the Contractholder unless the Participant consents to AUL retaining the initial Contribution until AUL receives the data and allocation instructions for the Participant.

     (c) All Contributions subsequent to the initial Contribution shall be credited and allocated as of the close of business on the Valuation Period in which AUL receives the Contribution at its Home Office, provided that the Contribution is received by 4:00 p.m. E.S.T. If the Contribution is received after 4:00 p.m. E.S.T., such Contribution shall be deemed to be received, and shall be credited and allocated as of the close of business, on the next succeeding Valuation Period.

     (d) Within any one Participant Account, the amount so credited shall be allocated to an Investment Option in increments of 10%, 25%, or 33-1/3%, as elected by the Participant in writing. If no allocation instruction is made with respect to any Participant Account, AUL shall process such credits in accordance with the allocation instruction applicable to the immediately preceding Contribution. The Participant may change an allocation instruction with respect to future allocations to his Participant Account by giving new written allocation instructions to AUL.

     3.3 Addition, Deletion, or Substitution of Investments:

     (a) AUL reserves the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by the Variable Account or any Investment Account or that the Variable Account or any Investment Account may purchase. AUL reserves the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of, or interests in, another Portfolio of the Mutual Fund, of another open-end, registered investment company, or other investment vehicle, for shares already purchased or to be purchased in the future under the contract, if the shares of any or all eligible Portfolios are no longer available for investment, or if, in AUL's judgment, further investment in any or all eligible Portfolios becomes inappropriate in view of the purposes of the Variable Account or the contract. Where required under applicable law, AUL will not substitute any shares attributable to the Contractholder's interest in the Variable Account or any Investment Account without notice, Participant approval, or prior approval of the Securities and Exchange Commission or a state insurance commissioner, and without following the filing or other procedures established by applicable state insurance regulators. Nothing contained herein shall prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from effecting a conversion between series or classes of contracts on the basis of requests made by a majority of other contractholders or as permitted by federal law.



P-12566.9

     (b) AUL reserves the right to establish additional Investment Accounts, each of which would invest in a new Portfolio of the Mutual Fund, or in other securities, investment vehicles, or shares of another diversified open-end management investment company or series thereof. AUL reserves the right to eliminate existing Investment Accounts if, in its sole discretion, marketing, tax, or investment conditions so warrant. AUL also reserves the right to provide other Investment Options under this contract at any time.

     (c) In the event of any such substitution or change, AUL may, by appropriate amendment, make such changes in this contract as may be necessary or appropriate to reflect such substitution or change. If deemed by AUL to be in the best interests of persons or entities having voting rights under this contract, the Variable Account may be operated as a management investment company or any other form permitted by law, it may be deregistered in the event such registration is no longer required, or it may be combined with other separate accounts of AUL or an affiliate thereof. AUL may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, AUL also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the operation of the Variable Account.

     3.4 Transfers:

     (a) Subject to the limitations of Section 3.5, the Participant may direct AUL in writing to transfer the amounts credited to an Investment Option to any other Investment Option during the Accumulation Period. Any transfer from an Investment Account shall be effective as of the close of business on the Valuation Date that AUL receives the Participant's direction, provided that AUL receives such direction by 4:00 p.m. E.S.T. on that Valuation Date. If such direction is received after 4:00 p.m. E.S.T., such transfer shall be effective as of the close of business on the next succeeding Valuation Date.

     (b) AUL shall make the transfer as requested by the Participant within 7 days from the date a proper request is received by AUL at its Home Office, except as AUL may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. AUL reserves the right to defer a transfer of amounts from the Fixed Interest Account for a period of 6 months after AUL receives the transfer request at its Home Office.

     (c) All transfers from the Fixed Interest Account to any Investment Account shall be made on a first-in/first-out accounting basis.



P-12566.10

     3.5 Limitations on Transfers:

     (a) The Participant may not direct a transfer with regard to his Participant Account's share of any Investment Option in an amount less than $500 or the Participant Account's entire share, if less than $500. If such a transfer reduces the Participant Account's remaining share of an Investment Option to less than $500, the entire remaining share shall also be transferred.

     (b) Amounts transferred from the Fixed Interest Account on behalf of a Participant during any Contract Year shall not exceed 20% of the Participant Account's share of the Fixed Interest Account determined as of the last Contract Anniversary preceding the request for transfer, or the Participant Account's entire share of the Fixed Interest Account if such share would be less than $500 after the transfer.

     (c) Amounts under this contract which have been transferred from other group annuity contracts, whether issued by AUL or otherwise, shall be allocated pursuant to the provisions of Section 3.2.

     (d) AUL reserves the right to change the limitation on the minimum transfer, to change the limit on remaining balances, to limit the number and frequency of transfers, to suspend the transfer privilege provided in Sections 3.4 and 3.5, and to impose a charge of not more than $25 on a transfer. AUL reserves the right to change the maximum limit on such transfer charge upon delivery of written notice to the Contractholder. Any such change in the maximum limit shall apply only to transfers by an individual who becomes a Participant on or after the effective date of such change, and shall apply as long as that individual remains a Participant.




P-12566.11 (PA)

     3.5 Limitations on Transfers:

     (a) The Participant may not direct a transfer with regard to his Participant Account's share of any Investment Option in an amount less than $500 or the Participant Account's entire share, if less than $500. If such a transfer reduces the Participant Account's remaining share of an Investment Option to less than $500, the entire remaining share shall also be transferred.

     (b) Amounts transferred from the Fixed Interest Account on behalf of a Participant during any Contract Year shall not exceed 20% of the Participant Account's share of the Fixed Interest Account determined as of the last Contract Anniversary preceding the request for transfer, or the Participant Account's entire share of the Fixed Interest Account if such share would be less than $500 after the transfer.

     (c) Amounts under this contract which have been transferred from other group annuity contracts, whether issued by AUL or otherwise, shall be allocated pursuant to the provisions of Section 3.2.

     (d) AUL reserves the right to change the limitation on the minimum transfer, to change the limit on remaining balances, to limit the number and frequency of transfers, to suspend the transfer privilege provided in Sections 3.4 and 3.5, and to impose a charge on a transfer.





P-12566.11

                              ARTICLE 4 - BENEFITS


     4.1 Election of Annuity Options: At the written request of the Participant, AUL shall apply all or a portion of the Account Value (subject to Section 6.5) of the Participant Account for the purpose of providing a fixed payment annuity. Upon receipt of such request, AUL is hereby authorized by such Participant to value and transfer the Participant Account's share of the Variable Account to the Fixed Interest Account as of the date that AUL receives such written request at its Home Office. Such transferred amounts shall be held in the Fixed Interest Account until the Participant's Annuity Commencement Date. The Participant request shall include certification as to the purpose for the annuity and the election of one of the following annuity options. The amount of the annuity shall be computed from the Table of Immediate Annuities then included in this contract, except as provided under Section 4.4.

     4.2 Annuity Options:

     (a) Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives, and shall end with the last monthly payment before the death of the annuitant.

     (b) Certain and Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives. If the annuitant dies before receiving payments for the certain period (5, 10, 15, or 20 years, as specified in the election), any remaining payments for the balance of the certain period shall be paid to the annuitant's beneficiary.

     (c) Survivorship Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives. After the death of the annuitant, a portion (all, 2/3, or 1/2, as specified in the election) of the monthly annuity shall be paid to the contingent annuitant named in the election for as long as the contingent annuitant lives. An election of this option is automatically cancelled if either the Participant or the contingent annuitant dies before the Annuity Commencement Date.

     (d) Installment Refund Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives, and shall end with the last monthly payment before the death of the annuitant. If, at the death of the annuitant, the sum of the monthly payments previously received is less than the amount applied to provide the annuity, monthly payments of the same amount shall continue to the annuitant's beneficiary until the total of the monthly payments received equals such amount.

     (e) Fixed Period. The monthly annuity shall be payable to the annuitant for a fixed period of time (not less than 5 years nor more than 30 years, as specified in the election). If, at the death of the annuitant, payments have been made for less than the selected fixed period, monthly annuity payments to the annuitant's beneficiary shall be continued during the remainder of such fixed period.

     (f) Lump Sum Payment. If the total Account Value is less than $2,000, such value shall not be annuitized under options (a), (b), (c), (d), (e), or (g) of this Section, but shall be paid in a lump sum.



P-12566.12

     (g) Any other options mutually agreed upon between the Contractholder and AUL shall be made available.

If the annuity option selected is not included in the attached Table of Immediate Annuities, the amount of monthly annuity shall be based on rates determined in the same manner as those found in the Table.

If no annuity option election for a Participant has been received by AUL at its Home Office at least 30 days prior to the Annuity Commencement Date, the Account Value (subject to Section 6.5) of his Participant Account may be applied under
(b) above as a 10 Year Certain and Life Annuity. AUL must receive written notification of such Annuity Commencement Date, written designation of the contingent annuitant or beneficiary, and any election forms needed in connection with any annuity option provided in this Section.

Distributions shall be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations issued thereunder. Under these requirements, in no event shall any option elected provide annuity benefits to the Participant or to the Participant and the contingent annuitant which would extend for a certain period beyond the life expectancy of such Participant or the joint life expectancy of such Participant and such contingent annuitant as determined on the Annuity Commencement Date. Life expectancy for purposes of Code Section
401(a)(9) and the Regulations issued thereunder shall be computed using the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

     4.3 Guaranteed Rate of Interest: The retirement annuity options provided in this Article and illustrated in the attached Table of Immediate Annuities are based on a guaranteed interest rate of 4.00% compounded annually.

     4.4 Alternate Nonparticipating Retirement Annuity: Any annuity elected shall be provided at whatever current single premium nonparticipating immediate annuity rates are available under this class of group annuity contract if such rates produce a higher income than that provided under the Table of Immediate Annuities provided in this contract.

     4.5 Minimum Payments: If the monthly annuity is less than AUL's then current established minimum, AUL reserves the right to make payments on a less frequent basis or to pay the Account Value in a single sum.

     4.6 Due Proof of Date of Birth and Survival: Before commencing payments under any annuity, AUL may require proof of the date of birth of any annuitant and may require due proof that any annuitant is living before the payment of each or any installment under the option.

     4.7 Death Benefits:

     (a) Upon receipt of written instructions from the Participant's beneficiary (or, if applicable, the secondary beneficiary of the Participant) and of due proof of the Participant's (and, if applicable, the beneficiary's) death during the Accumulation Period at its Home Office, AUL shall apply the Account Value of the Participant Account for the purpose of providing a death benefit. The death benefit shall be paid to the beneficiary last properly designated in writing to AUL at its Home Office by the Participant, or, if there is no designated beneficiary living on the date of the Participant's death, to the Participant's estate. If any beneficiary dies while receiving payments and no beneficiary is designated


P-12566.13
          to receive any remaining payments, such remaining payments shall be made to the deceased beneficiary's estate.

     (b) The Account Value to be applied pursuant to (a) above shall be determined as of the close of business on the later of (1) the Valuation Date that AUL receives such written instructions at its Home Office, or (2) the Valuation Date that AUL receives such due proof of death at its Home Office, provided that such written instructions or due proof of death received on the later of (1) or (2) above are(is) received by 4:00 p.m. E.S.T. If the written instructions or due proof of death received on the later of (1) or (2) above are(is) received after 4:00 p.m. E.S.T., such valuation shall be made as of the close of business on the next succeeding Valuation Date.

     (c) (1) The benefit shall be payable in accordance with one of the following provisions as elected by the Participant or the beneficiary if the Participant did not make an election:

               (i) The entire Account Value to be applied shall be paid to the beneficiary in a single sum or by another elected method on or before December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death; or

               (ii) The benefit shall be paid as an annuity in  accordance  with the Annuity Options shown in Section 4.2 over the life or life expectancy of the beneficiary. If the beneficiary is not the Participant's surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. If the beneficiary is the Participant's surviving spouse, such spouse may elect to receive equal or substantially equal payments over the life or life expectancy of such spouse commencing at any date prior to the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. Such spousal election must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Participant's death or the date distributions are required to begin pursuant to the preceding sentence. The surviving spouse may accelerate these payments at any time by increasing the frequency or amount of such payments.

                    If the beneficiary is the Participant's surviving spouse, such spouse may treat the Participant Account as his or her own individual retirement arrangement (IRA). This election will be deemed to have been made if such surviving spouse makes a regular IRA Contribution under this contract, makes a rollover to or from this contract, or fails to elect any of the above three provisions.

          (2) If a Participant dies on or after his Annuity Commencement Date, any interest remaining under the Annuity Option selected shall be paid at least as rapidly as prior to the Participant's death.



P-12566.14

          (3) If payment is to be made in a cash lump sum, payment shall be made within 7 days of the date of valuation, as determined above in this Section, except as AUL may be permitted to defer such payment of amounts derived from the Variable Account in accordance with the provisions of federal securities laws. Also, AUL reserves the right to defer the payment of amounts withdrawn from the Fixed Interest Account for a period of 6 months after AUL receives written instructions at its Home Office.

     4.8 Withdrawal Benefits:

     (a) Except as stated below, a Participant, upon submitting a proper written request to AUL at its Home Office, may direct AUL to withdraw all or a portion of the Account Value (subject to the Withdrawal Charge) of his Participant Account.

     (b) Withdrawals from a Participant Account's share of an Investment Option may not be made in an amount less than the smaller of $500 or the Participant Account's entire share of the Investment Option. If a withdrawal reduces the Participant Account's share of an Investment Option to less than $500, such remaining share shall also be withdrawn.

     (c) A withdrawal request shall be effective as of the close of business on the Valuation Date that AUL receives a proper written withdrawal request at its Home Office, provided that AUL receives such request by 4:00 p.m. E.S.T. on that Valuation Date. If such request is received after 4:00 p.m. E.S.T., such request shall be effective as of the close of business on the next succeeding Valuation Date.

     (d) The Account Value to be applied pursuant to this Section shall be determined as of the applicable Valuation Date determined in (c) above. If the entire Account Value of a Participant Account is withdrawn, the Participant shall be paid the Withdrawal Value. If the Participant requests that a specified percentage or dollar amount be paid to the Participant, AUL shall withdraw from the Participant Account an amount equal to the dollar amount to be paid divided by the difference between 1 and the decimal equivalent of the applicable Withdrawal Charge. Notwithstanding the previous sentence, in any Contract Year the Participant may withdraw up to 10% of the Account Value of his Participant Account determined as of the last Contract Anniversary preceding the request for the withdrawal without application of any Withdrawal Charge, provided that 12 months have elapsed from the date that the Participant's first Contribution is credited to his Participant Account by AUL to the date of such withdrawal.

     (e) AUL shall pay such amount in a cash lump sum to the Participant. Such cash lump sum will be paid within 7 days from the date that AUL receives the withdrawal request at its Home Office, except as AUL may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. AUL reserves the right to


P-12566.15 (rpl)

          defer the payment of amounts withdrawn from the Fixed Interest Account for a period of up to 6 months after AUL receives the withdrawal request at its Home Office.

     (f) Withdrawals from a Participant Account's share of the Fixed Interest Account shall be made on a first-in/first-out basis so that all or a portion of the amounts credited to the Participant Account's share of the Fixed Interest Account which have been on deposit for the longest period of time, as well as the interest credited thereon, shall be withdrawn first.



P-12566.16

                             ARTICLE 5 - VALUATIONS


     5.1 Time of Valuation: All assets of each Portfolio shall be valued as provided in the prospectus for the Mutual Fund as such prospectus may be amended or supplemented from time to time.

     5.2 Accumulation Units: Any amounts that are allocated to any Investment Account on behalf of a Participant shall be credited to his Participant Account in the form of Accumulation Units on the basis of the value of such units in that Investment Account as of the end of the Valuation Period on which such amounts are received by AUL at its Home Office. Such crediting shall be made separately for amounts allocated to each Investment Account. The number of Accumulation Units in each Investment Account credited to each Participant Account as of any Valuation Period shall be determined by dividing the amounts allocated to that Investment Account for that Participant Account as of such Valuation Period by the dollar value of one Accumulation Unit in that Investment Account as of the close of business on the applicable Valuation Period. The number of Accumulation Units thus determined shall not be changed by any subsequent change in the dollar value of the Accumulation Units.

     5.3 Value of Accumulation Units: The value of an Accumulation Unit in each Investment Account was established at $1.00 as of April 12, 1990. The value of an Accumulation Unit in each Investment Account as of any Valuation Period thereafter is equal to the dollar value of one Accumulation Unit in that Investment Account as of the immediately preceding Valuation Period multiplied by the Net Investment Factor, as defined in Section 5.4, for that Investment Account for the current Valuation Period. The value of an Accumulation Unit for each Investment Account shall be determined for each Valuation Period before giving effect to any additions, withdrawals, or transfers. After such determination, the additions, withdrawals, or transfers which are effective as of that day shall then be made.

     5.4 Determining the Net Investment Factor: The Net Investment Factor for each Investment Account for any Valuation Period is determined by dividing (a) by (b), and then subtracting (c) from that result, where:

     (a)  is equal to:

          (l) the net asset value of a Portfolio share held in the Investment Account determined as of the end of the current Valuation Period, plus

          (2) the per share amount of any dividend or other distribution, if any, paid by the Portfolio during the current Valuation Period, plus or minus

          (3) any credit or charge for any taxes paid or reserved for by AUL during the current Valuation Period which are determined by AUL to be attributable to operation of the Investment Account;

P-12566.17

     (b) is the net asset value of a Portfolio share held in the Investment Account determined as of the end of the immediately preceding Valuation Period; and

     (c) is a daily charge factor determined by AUL to reflect the charges assessed against the assets of the Investment Account for mortality and expense risks.

     5.5 Determining the Value of Each Participant Account's Share of any Investment Account: The value of each Participant Account's share of any Investment Account as of any Valuation Date shall be determined by multiplying the Participant Account's aggregate Accumulation Units in that Investment Account as of such Valuation Date by the dollar value of one Accumulation Unit in that Investment Account as of such Valuation Date. The value of the Participant Account's share of any Investment Account as of any date other than a Valuation Date is equal to the value of its share of that Investment Account as of the immediately preceding Valuation Date.

The value of each Participant Account's share of the Fixed Interest Account as of any Valuation Date shall be equal to the current balance of the Participant Account's share of the Fixed Interest Account on that date.




P-12566.18 (PA)

     (b) is the net asset value of a Portfolio share held in the Investment Account determined as of the end of the immediately preceding Valuation Period; and

     (c) is a daily charge factor determined by AUL to reflect the charges assessed against the assets of the Investment Account for mortality and expense risks.

     5.5 Determining the Value of Each Participant Account's Share of any Investment Account: The value of each Participant Account's share of any Investment Account as of any Valuation Date shall be determined by multiplying the Participant Account's aggregate Accumulation Units in that Investment Account as of such Valuation Date by the dollar value of one Accumulation Unit in that Investment Account as of such Valuation Date. The value of the Participant Account's share of any Investment Account as of any date other than a Valuation Date is equal to the value of its share of that Investment Account as of the immediately preceding Valuation Date.




P-12566.18

                            ARTICLE 6 - OTHER CHARGES


     6.1 Mortality Risk and Expense Risk Charges: AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account.

     6.2 Investment Management Charge: The Mutual Fund shall pay an investment advisory fee and certain other expenses, which may include its operational and organizational expenses, as described in the current prospectus as it may be amended or supplemented from time to time. These expenses may vary from year to year. The net asset value of each Portfolio reflects such investment advisory fee and other expenses which are deducted from the assets of such Portfolio.

     6.3 Administrative Charge: AUL shall deduct an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each Contract Quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect during the Accumulation Period. This charge is to be prorated among each subaccount of the Participant Account which corresponds to each Investment Option utilized under this contract by that Participant Account. If the entire balance of a Participant Account is applied or withdrawn pursuant to Sections 4.1, 4.7, or 4.8, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made shall not be deducted from the amount applied or withdrawn.

     6.4 Transfer Charge: AUL reserves the right to deduct a charge for each transfer transaction pursuant to Sections 3.4 and 3.5. This charge would be prorated among the Investment Options from which the amounts are transferred in the same proportion that the amount transferred from the Investment Option bears to the total amount transferred from all Investment Options.

     6.5 Other Charges: AUL reserves the right to deduct the appropriate premium tax charge at the time annuity payments commence pursuant to Section 4.1 or such other time that premium taxes are incurred by AUL. AUL also reserves the right to deduct the appropriate charges for federal, state, or local income taxes incurred by AUL that are attributable to the Variable Account and its Investment Accounts.

     6.6 Reduction or Waiver of Certain Charges: AUL may reduce or waive the amount of the Withdrawal Charge or the administrative charge discussed in
Section 6.3 where the expenses associated with the sale of this contract or the administrative costs associated with this contract are reduced, or where this contract is sold to the directors or employees of AUL or any of its affiliates, or to directors or any employees of the Mutual Fund.



P-12566.19

                            ARTICLE 6 - OTHER CHARGES


     6.1 Mortality Risk and Expense Risk Charges: AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account.

     6.2 Investment Management Charge: The Mutual Fund shall pay an investment advisory fee and certain other expenses, which may include its operational and organizational expenses, as described in the current prospectus as it may be amended or supplemented from time to time. These expenses may vary from year to year. The net asset value of each Portfolio reflects such investment advisory fee and other expenses which are deducted from the assets of such Portfolio.

     6.3 Administrative Charge: AUL shall deduct an administrative charge per Contract Quarter equal to the lesser of $3.00 or 0.5% of the Account Value on the last day of each Contract Quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect during the Accumulation Period. This charge is to be prorated among each subaccount of the Participant Account which corresponds to each Investment Option utilized under this contract by that Participant Account. If the entire balance of a Participant Account is applied or withdrawn pursuant to Sections 4.1, 4.7, or 4.8, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made shall not be deducted from the amount applied or withdrawn.

     6.4 Transfer Charge: AUL reserves the right to deduct a charge for each transfer transaction pursuant to Sections 3.4 and 3.5. This charge would be prorated among the Investment Options from which the amounts are transferred in the same proportion that the amount transferred from the Investment Option bears to the total amount transferred from all Investment Options.

     6.5 Other Charges: AUL reserves the right to deduct the appropriate premium tax charge at the time annuity payments commence pursuant to Section 4.1 or such other time that premium taxes are incurred by AUL. AUL also reserves the right to deduct the appropriate charges for federal, state, or local income taxes incurred by AUL that are attributable to the Variable Account and its Investment Accounts.

     6.6 Reduction or Waiver of Certain Charges: AUL may reduce or waive the amount of the Withdrawal Charge or the administrative charge discussed in
Section 6.3 where the expenses associated with the sale of this contract or the administrative costs associated with this contract are reduced, or where this contract is sold to the directors or employees of AUL or any of its affiliates, or to directors or any employees of the Mutual Fund.



P-12566.19   (g&w)

                            ARTICLE 6 - OTHER CHARGES


     6.1 Mortality Risk and Expense Risk Charges: AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account.

     6.2 Investment Management Charge: The Mutual Fund shall pay an investment advisory fee and certain other expenses, which may include its operational and organizational expenses, as described in the current prospectus as it may be amended or supplemented from time to time. These expenses may vary from year to year. The net asset value of each Portfolio reflects such investment advisory fee and other expenses which are deducted from the assets of such Portfolio.

     6.3 Administrative Charge: AUL shall deduct an administrative charge per Contract Quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each Contract Quarter from each Participant Account in existence on such day for so long as the Participant Account is in effect during the Accumulation Period. This charge is to be prorated among each subaccount of the Participant Account which corresponds to each Investment Option utilized under this contract by that Participant Account. However, in no event shall any portion of the annual charge for a Contract Year attributable to the Fixed Interest Account subaccount of the Participant Account exceed the amount of the Contributions allocated to such Fixed Interest Account subaccount for the Participant during such Contract Year plus interest earned during such Contract Year on amounts held in such Fixed Interest Account subaccount. If the entire balance of a Participant Account is applied or withdrawn pursuant to Sections 4.1, 4.7, or 4.8, the administrative charge attributable to the period of time which has elapsed since the first day of the Contract Quarter in which such application or withdrawal of funds is made shall not be deducted from the amount applied or withdrawn.

     6.4 Transfer Charge: AUL reserves the right to deduct a charge for each transfer transaction pursuant to Sections 3.4 and 3.5. This charge would be prorated among the Investment Options from which the amounts are transferred in the same proportion that the amount transferred from the Investment Option bears to the total amount transferred from all Investment Options.

     6.5 Other Charges: AUL reserves the right to deduct the appropriate premium tax charge at the time annuity payments commence pursuant to Section 4.1 or such other time that premium taxes are incurred by AUL. AUL also reserves the right to deduct the appropriate charges for federal, state, or local income taxes incurred by AUL that are attributable to the Variable Account and its Investment Accounts.

     6.6 Reduction or Waiver of Certain Charges: AUL may reduce or waive the amount of the Withdrawal Charge or the administrative charge discussed in
Section 6.3 where the expenses associated with the sale of this contract or the administrative costs associated with this contract are reduced, or where this contract is sold to the directors or employees of AUL or any of its affiliates, or to directors or any employees of the Mutual Fund.




P-12566.19 (WA)

              ARTICLE 7 - RIGHT OF AUL TO CHANGE CERTAIN PROVISIONS


     7.1 Right of AUL to Change Interest Rates: AUL has the right at any time, upon delivery of written notice to the Contractholder, to change the Guaranteed Rate of Interest. Any such change shall apply only to Participant Accounts established on or after the effective date of such change, and shall apply for the duration of such affected Participant Accounts. Any change in the Guaranteed Rate of Interest shall not result in a rate less than that prescribed by applicable state law.

     7.2 Right of AUL to Change Annuity Table: After the first five Contract Years, AUL has the right at any time, upon delivery of written notice to the Contractholder, to change any annuity table included in this contract, but any such change shall apply only to Participant Accounts established on or after the effective date of such change.

     7.3 Right of AUL to Change Charges: AUL has the right at any time, upon delivery of written notice to the Contractholder, to change the charges set out in Sections 1.25 and 6.3. Any such change to the Withdrawal Charge set out in
Section 1.25 shall apply only to Participant Accounts established on or after the effective date of such change, and shall apply for the duration of such affected Participant Accounts. The administrative charge set out in Section 6.3 shall be limited to a maximum of $15 per Contract Quarter until the year 2001. Any increase in the administrative charge made by AUL for any Contract Quarter beginning after December 31, 2000 shall be limited to an amount which is designed to reimburse AUL for the expenses associated with the administration of the contract and the operation of the Variable Account. Any such increase shall not be anticipated to be a source of profit for AUL.

     7.4 Amendment of Contract to Conform with Law: AUL reserves the right to amend this contract at any time, without the consent of the Contractholder, Participants, or any other person or entity, to make any change to any provisions  of the  contract  to  comply  with,  or give the  Contractholder  or
Participants the benefit of, any provisions of federal or state laws, regulations, or rulings. Any such amendment shall be stated in a written instrument and delivered to the Contractholder.




P-12566.20

                            ARTICLE 8 - MISCELLANEOUS


     8.1 Ownership: The Contractholder is the owner of the contract and may agree with AUL to any change or amendment of it without the consent of any other person or entity, except that no such change or amendment shall adversely affect the benefits to be provided by Contributions made prior to the effective date of such change or amendment unless the consent of all Participants is obtained.

AUL shall have no obligation to make any payment or distribution except as specified in this contract.

     8.2 AUL's Annual Statement: No provision or condition of this contract shall be deemed to control, determine, or modify any annual statement of AUL made to any insurance department, contractholder, regulatory body, or other person, nor shall anything in such annual statement be deemed to control, determine, or modify the valuation provided for in this contract, nor the values determined, nor the market, book, or other value of any asset in any Investment Account or Portfolio, nor any of the other provisions and conditions of this contract.

     8.3 Tax Status: AUL does not make any guarantee regarding the federal, state, or local tax status of this contract, any Participant Account established hereunder, or any transaction involving this contract.

     8.4  Essential  Data:  The  Participant   shall  furnish  to  AUL  whatever
information is necessary to establish the eligibility and amount of annuity or other benefit in each instance.

     8.5 Reliance: AUL shall be fully protected in relying on any information furnished by the Contractholder, by any person or persons certified to AUL by the Contractholder as acting on its behalf, or by a Participant. AUL need not inquire as to the accuracy or completeness thereof.

     8.6 Misstatement of Essential Data: If it has been found that any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement as to the age of an annuitant, an equitable adjustment shall be made as soon as possible so as to provide the annuity to which that person is entitled.

     8.7 Annuity Certificates: AUL shall issue to each person for whom an annuity is purchased from AUL a certificate setting forth the amount and terms of payment of the annuity.

     8.8 Election, Notice, or Direction Requirements: Wherever in this contract reference is made to the Contractholder or Participant making a request or giving notice or direction, such request, notice, or direction must be in writing and must be submitted to and received by AUL at its Home Office before becoming effective.

     8.9 Quarterly Statement of Account Value: As soon as reasonably possible after the end of each Contract Quarter, AUL shall prepare a statement of the Account Value of each Participant Account existing under this contract.





P-12566.21

                            ARTICLE 8 - MISCELLANEOUS

     8.1 Ownership: The Contractholder is the owner of the contract and may agree with AUL to any change or amendment of it without the consent of any other person or entity, except that no such change or amendment shall adversely affect the benefits to be provided by Contributions made prior to the effective date of such change or amendment unless the consent of all Participants is obtained.

AUL shall have no obligation to make any payment or distribution except as specified in this contract.

     8.2 AUL's Annual Statement: No provision or condition of this contract shall be deemed to control, determine, or modify any annual statement of AUL made to any insurance department, contractholder, regulatory body, or other person, nor shall anything in such annual statement be deemed to control, determine, or modify the valuation provided for in this contract, nor the values determined, nor the market, book, or other value of any asset in any Investment Account or Portfolio, nor any of the other provisions and conditions of this contract.

     8.3 Tax Status: AUL does not make any guarantee regarding the federal, state, or local tax status of this contract, any Participant Account established hereunder, or any transaction involving this contract.

     8.4  Essential  Data:  The  Participant   shall  furnish  to  AUL  whatever
information is necessary to establish the eligibility and amount of annuity or other benefit in each instance.

     8.5 Reliance: AUL shall be fully protected in relying on any information furnished by the Contractholder, by any person or persons certified to AUL by the Contractholder as acting on its behalf, or by a Participant. AUL need not inquire as to the accuracy or completeness thereof.

     8.6 Misstatement of Essential Data: If it has been found that any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement as to the age of an annuitant, an equitable adjustment shall be made as soon as possible so as to provide the annuity to which that person is entitled. Any discovered underpayment by AUL resulting from such omission or misstatement of essential data shall be made up immediately.

     8.7 Annuity Certificates: AUL shall issue to each person for whom an annuity is purchased from AUL a certificate setting forth the amount and terms of payment of the annuity.

     8.8 Election, Notice, or Direction Requirements: Wherever in this contract reference is made to the Contractholder or Participant making a request or giving notice or direction, such request, notice, or direction must be in writing and must be submitted to and received by AUL at its Home Office before becoming effective.

     8.9 Quarterly Statement of Account Value: As soon as reasonably possible after the end of each Contract Quarter, AUL shall prepare a statement of the Account Value of each Participant Account existing under this contract.




P-12566.21 (WA)

     8.10 Conformity with State Laws: Any benefit payable under this contract shall not be less than the minimum benefit required by any statute of the state in which the contract is delivered.

     8.11 Reference to Federal Laws: Language in this contract referring to federal tax, securities, or other statutes or rules shall not be deemed to incorporate within the contract such statutes or rules. This language is informational and instructional in nature, and is not subject to approval or disapproval by the state in which the contract is issued.

     8.12 Sex and Number: Whenever the context so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

     8.13 Facility of Payment: If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment due him, and no guardian has been appointed, AUL may make such payment to the person or persons who have assumed the care and principal support of such Participant, contingent annuitant, or beneficiary. Also, AUL may make payment directly to any person or entity when directed to do so in writing by the Participant. Any payment made by AUL will fully discharge AUL to the extent of such payment.

     8.14 Insulation from Liability: The assets of the Variable Account are not chargeable with liabilities arising out of any other business AUL may conduct.

     8.15 Voting:

     (a) AUL is the legal owner of the shares of the Mutual Fund held by the Investment Accounts of the Variable Account. AUL shall exercise voting rights attributable to the shares of each Portfolio held in the Investment Accounts at any regular and special meetings of the shareholders of the Mutual Fund on matters requiring shareholder voting under The Investment Company Act of l940 or other applicable laws. AUL shall exercise these voting rights based on instructions received from persons having the voting interest in corresponding Investment Accounts of the Variable Account. However, if The Investment Company Act of l940 or any regulations thereunder should be amended, or if the present interpretation thereof should change, and as a result AUL determines that it is permitted to vote the shares of the Mutual Fund in its own right, it may elect to do so.

     (b) The persons having the voting interest under this contract are the Participants. Unless otherwise required by applicable law, the number of Mutual Fund shares of a particular Portfolio as to which voting instructions may be given to AUL is determined by dividing the value of all of the Accumulation Units of the corresponding Investment Account attributable to this contract on a particular date by the net asset value per share of that Portfolio as of the same date. Fractional votes will be counted. The number of votes as to which voting instructions may be given will be determined as of the date coincident with the date established by the Mutual Fund for determining shareholders eligible to vote at the meeting of the Mutual Fund. If required by the Securities and Exchange Commission, AUL reserves the right to determine in a different fashion the voting rights attributable to the shares of the Mutual Fund.

     (c) Voting rights attributable to this contract for which no timely voting instructions are received will be voted by AUL in the same proportion as the voting instructions which


P-12566.22
          are received in a timely manner for all contracts and Participant Accounts participating in that Investment Account.

     (d) Neither the Variable Account nor AUL is under any duty to inquire as to the instructions received or the authority of Contractholders, Participants, or others to instruct the voting of Mutual Fund shares.

     (e) Every person or entity having such voting rights shall receive such reports or prospectuses concerning the Variable Account or the Mutual Fund as may be required by applicable federal law.

     8.16 Acceptance of New Participants or Contributions. AUL reserves the right to refuse to accept new Participants or new Contributions to this contract at any time.

     8.17 Nonforfeitability and Nontransferability: The entire Withdrawal Value of a Participant Account under this contract shall be nonforfeitable at all times. No sum payable under this contract with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than AUL. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

     8.18 Termination: This contract shall automatically terminate as of the date that there are no Participant Accounts maintained hereunder. However, upon written notice to AUL, the Contractholder shall have the right to stop making Contributions to the contract at any time. AUL shall have the right to refuse to accept Contributions as of the last day of the second month following the date that written notice to this effect is delivered to the Contractholder.

     8.19 Notice of Annual Meeting of Members: The regular annual meeting of the members of AUL shall be held at its principal place of business on the third Thursday in February of each year at the hour of ten o'clock A.M. Elections for directors shall be held at such annual meeting.



P-12566.23

                          TABLE OF IMMEDIATE ANNUITIES


                   MONTHLY INCOME PER $1,000 OF ACCOUNT VALUE

       ADJUSTED                  LIFE            10 YEAR CERTAIN
         AGE                   ANNUITY           AND LIFE ANNUITY

         45                     2.9690                2.9632
         46                     3.0190                3.0124
         47                     3.0715                3.0641
         48                     3.1269                3.1185
         49                     3.1852                3.1756

         50                     3.2466                3.2357
         51                     3.3115                3.2988
         52                     3.3800                3.3653
         53                     3.4525                3.4352

         54                     3.5291                3.5088
         55                     3.6104                3.5863
         56                     3.6966                3.6678
         57                     3.7881                3.7536
         58                     3.8850                3.8437
         59                     3.9877                3.9382

         60                     4.0964                4.0374
         61                     4.2115                4.1414
         62                     4.3334                4.2505
         63                     4.4626                4.3650
         64                     4.5994                4.4850

         65                     4.7442                4.6108
         66                     4.8977                4.7425
         67                     5.0608                4.8804
         68                     5.2347                5.0250
         69                     5.4213                5.1766

         70                     5.6229                5.3356
         71                     5.8412                5.5020
         72                     6.0778                5.6755
         73                     6.3336                5.8552
         74                     6.6097                6.0404

         75                     6.9084                6.2302

                                                                     94GARF2-4

Adjusted Age = Actual Age at Settlement (in years and completed months) less the following number of months: [.6 multiplied by (Birth Year - 1915)] rounded to the nearest integer.


P-12566.24

CONTRACT NUMBER          VXX,XXX

CONTRACTHOLDER           ABC COMPANY

PARTICIPANT'S NAME       JOHN DOE

SOCIAL SECURITY NUMBER   ###-##-####



American United Life Insurance Company (AUL) hereby certifies that the Contractholder and AUL have entered into an IRA Multiple-Fund Group Variable Annuity Contract (the Contract), and that AUL has created an account in your name to receive Contributions from the Contractholder for your benefit pursuant to the Contract.

The only parties to the Contract are the Contractholder and AUL. All rights and benefits are determined in accordance with the provisions of the Contract.


Benefits under the Contract will be paid at the Participant's direction.

Any amendments to or changes in the Contract will be binding and conclusive on each Participant and beneficiary.



                             AMERICAN UNITED LIFE INSURANCE COMPANY



                               Secretary



                                IRA MULTIPLE-FUND
                       GROUP VARIABLE ANNUITY CERTIFICATE



THE ASSETS HELD IN ANY INVESTMENT ACCOUNT FOR WHICH THE CONTRACT MAKES PROVISION MAY INCREASE OR DECREASE IN DOLLAR VALUE ACCORDING TO THE INVESTMENT PERFORMANCE OF THE CORRESPONDING PORTFOLIO OF THE MUTUAL FUND IN WHICH THE INVESTMENT ACCOUNT INVESTS. THE VALUE OF SUCH ASSETS IS NOT GUARANTEED. ARTICLE 5 OF THE CONTRACT EXPLAINS THE VALUATION OF SUCH ASSETS.



P-12567

                     SUMMARY OF CERTAIN CONTRACT PROVISIONS
                                WHICH AFFECT YOU

                                   DEFINITIONS

"Account Value" for any Participant Account on any given date means:

(a) the balance of the Participant Account's share of the Fixed Interest Account on that date; plus

(b) the value of the Participant Account's share of each Investment Account on that date.

"Accumulation Period" means the period of time commencing on the date on which a Participant's initial Contribution is credited to the Participant Account and terminating on the date when such Participant Account is closed.

"Accumulation Unit" means a statistical device used to measure amounts of increases to, decreases from, and accumulations in any Investment Account during the Accumulation Period.

"Annuity Commencement Date" means the first day of any month upon which an annuity begins under the Contract. However, for any Participant, this date shall not be later than the required beginning date as defined in the applicable sections of the Code and Regulations issued thereunder.

"Code" means the Internal Revenue Code of l986, as amended.

"Contributions" means amounts paid in cash to AUL by the Contractholder or by the Participant and credited to a Participant Account. The legal title to, and ownership of, such amounts is vested solely in the Participant.

"Current Rates of Interest" means each of the annual effective rates of interest as determined and declared by AUL from time-to-time and as credited to each interest pocket maintained within the Fixed Interest Account. The Current Rates of Interest shall always be equal to or greater than the Guaranteed Rate of Interest.

"Elective Deferrals" means, with respect to any taxable year, any Contribution made under a salary reduction agreement. A Contribution made under a salary reduction agreement shall not be treated as an Elective Deferral if, under such agreement, such Contribution is made pursuant to a one-time irrevocable election made by the Participant at the time of initial eligibility to participate in the agreement, or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in Regulations issued under the Code. The Contractholder shall identify any Elective Deferrals, which shall be allocated to an Elective Deferral subaccount of the applicable Participant Account.

"Excess Contributions" means those Contributions made on behalf of a Participant which exceed the limitations in effect under applicable provisions of the Code and Regulations issued thereunder.

"Fixed Interest Account" means that fund of AUL's general asset account in which all or a portion of a Participant's Account Value may be held for accumulation at the Current Rates of Interest.


P-12567.rpl-1

(a) Contributions allocated, or amounts transferred, to the Fixed Interest Account shall be credited to the open interest pocket and shall earn interest at the Current Rate of Interest in effect for that interest pocket. Such Contributions or transferred amounts, during the time that the Current Rate of Interest exceeds the Guaranteed Rate of Interest, shall earn interest at such credited Current Rate of Interest for at least 1 year. After such 1-year period, AUL reserves the right to declare, at any time, a new Current Rate of Interest to be applied to funds held within that interest pocket. Any such new Current Rate of Interest must remain in effect for that interest pocket for at least 1 year.

(b) If AUL changes the Current Rate of Interest for new Contributions or new amounts transferred to the Fixed Interest Account, the previous open interest pocket shall close, and any Contributions or amounts transferred on or after the effective date of such change shall be credited to a new open interest pocket and shall earn interest at the new Current Rate of Interest in effect for such new open interest pocket. Therefore, at any given time, various funds credited to a Participant Account and allocated to the Fixed Interest Account may be earning interest at different Current Rates of Interest for different periods of time.

"Guaranteed Rate of Interest" means interest at an annual effective rate of 4.00%.

"Home Office" means the principal office of AUL. The mailing address is P. O. Box 6148, Indianapolis, Indiana 46206-6148.

"Investment Account" means each subaccount of the Variable Account, which subaccounts include the Equity Investment Account, the Bond Investment Account, the Money Market Investment Account, and the Managed Investment Account, as the case may be, where:

(a) Amounts allocated to the Equity Investment Account shall be invested in shares of the AUL American Equity Portfolio of the Mutual Fund.

(b) Amounts allocated to the Bond Investment Account shall be invested in shares of the AUL American Bond Portfolio of the Mutual Fund.

(c) Amounts allocated to the Money Market Investment Account shall be invested in shares of the AUL American Money Market Portfolio of the Mutual Fund.

(d) Amounts allocated to the Managed Investment Account shall be invested in shares of the AUL American Managed Portfolio of the Mutual Fund. The AUL American Managed Portfolio of the Mutual Fund is a managed Portfolio which invests in the same types of investments as the other Portfolios listed in
     (a), (b), and (c) above.

"Investment Option" means the Fixed Interest Account or any of the Investment Accounts of the Variable Account. AUL reserves the right to provide other Investment Options under the Contract at any time.

"Mutual Fund" means the AUL American Series Fund, Inc., a diversified, open-end management investment company registered under The Investment Company Act of l940.

"Participant" means any person reported to AUL by the Contractholder as eligible for, and as participating in, the Contract, and for whom a Participant Account is established.

"Participant Account" means an account established under the Contract for a Participant. Contributions received by AUL shall be credited to Participant Accounts as AUL is directed in writing.

"Portfolio" means a series of the Mutual Fund as described in the prospectus for the Mutual Fund as such prospectus may be amended or supplemented from time to time.

"Valuation Date" means any day when the Home Office of AUL and the New York Stock Exchange are open and operational.

"Valuation Period" means the period beginning at the close of business on a Valuation Date and ending at the close of business on the next succeeding Valuation Date.

"Variable Account" means a separate account established by AUL called the AUL American Unit Trust, which is registered under The Investment Company Act of l940 as a unit investment trust.

"Withdrawal Charge" means a charge taken by AUL equal to a percentage of the Account Value withdrawn under the Contract, where the percentage varies by the number of full years measured from the date a Participant Account is established to the date the Withdrawal Charge is determined. Such percentage is as follows:

                 During
              Account Years                              Percentage

                   1-5                                        8
                   6-10                                       4
                Thereafter                                    0

In no event will the cumulative total of all Withdrawal Charges, including those previously assessed against any amount withdrawn from a Participant Account, exceed 9% of total Contributions allocated to that Participant Account.

"Withdrawal Value" means a Participant's Account Value minus the applicable Withdrawal Charge.

                    CONTRIBUTIONS, INVESTMENTS, AND TRANSFERS

Contributions:
--------------

(a) Contributions may vary in amount and frequency; however, they must be at least equal to a minimum annual Contribution of $300 per Participant in any full contract year.

(b) Except for amounts eligible for rollover treatment under the Code, Contributions during a Participant's taxable year (which is presumed to be a calendar year) may not exceed the amounts described below (as adjusted by Code Section 408(a)):

     (1) the lesser of $2,000 or 100% of compensation includible in the Participant's gross income for such taxable year; or (2) the lesser of $2,250 or 100% of compensation includible in the Participant's gross income for such taxable year if a Contribution is made on behalf of the Participant's non-employed spouse (no more than $2,000 may be allocated to either the Participant or his spouse); or (3) the lesser of $30,000 (or, if greater, 25% of the dollar limitation in effect under Code Section 415(b)(1)(A)) or 15% of compensation in the case of a simplified employee pension (SEP) Contribution.

(c) Excess Contributions (plus gains or minus losses thereon) shall be withdrawn from a Participant Account and returned to the Participant upon receipt by AUL at its Home Office of complete written instructions from the Participant. Such written instructions must include the amount to be withdrawn and returned, and certification that such Contributions constitute Excess Contributions and that such returns are permitted by applicable provisions of the Code and Regulations issued thereunder. It shall not be the responsibility of AUL to determine the existence or amount of Excess Contributions or gains or losses thereon, or that returns of Excess Contributions are permitted by applicable provisions of the Code and Regulations. In withdrawing and returning the identified amount, AUL may rely solely on such written instructions and certification. Such a withdrawal and return of Excess Contributions shall not be subject to the withdrawal benefits provisions of the Contract.

(d) Other refunds of Contributions shall be applied before the close of the calendar year following the year of such refund toward the payment of future Contributions or the purchase of additional benefits.

(e) When a Contribution is received at AUL's Home Office, it shall be credited to Participant Accounts as AUL is directed in writing.

(f) The initial Contribution for a Participant shall be credited and allocated to the Participant Account no later than the close of business on the second business day of AUL after the later of (1) the business day that AUL receives the initial Contribution at its Home Office, or (2) the business day that AUL receives, at its Home Office, the data required to establish the Participant Account and allocation instructions regarding the initial Contribution.

P-12567.rpl-4

(g) All Contributions subsequent to the initial Contribution shall be credited and allocated as of the close of business on the Valuation Period in which AUL receives the Contribution at its Home Office, provided that the Contribution is received by 4:00 p.m. E.S.T. If the Contribution is received after 4:00 p.m. E.S.T., such Contribution shall be deemed to be received, and shall be credited and allocated as of the close of business, on the next succeeding Valuation Period.

(h) Within any one Participant Account, the amount so credited shall be allocated to an Investment Option in increments of 10%, 25%, or 33-1/3%, as elected by the Participant in writing. If no allocation instruction is made with respect to any Participant Account, AUL shall process such credits in accordance with the allocation instruction applicable to the immediately preceding Contribution. The Participant may change an allocation instruction with respect to future allocations to his Participant Account by giving new written allocation instructions to AUL.

Addition, Deletion, or Substitution of Investments:
---------------------------------------------------

(a) AUL reserves the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by the Variable Account or any Investment Account or that the Variable Account or any Investment Account may purchase. AUL reserves the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of, or interests in, another Portfolio of the Mutual Fund, of another open-end, registered investment company, or other investment vehicle, for shares already purchased or to be purchased in the future under the Contract.

(b) AUL reserves the right to establish additional Investment Accounts, each of which would invest in a new Portfolio of the Mutual Fund, or in other securities, investment vehicles, or shares of another diversified open-end management investment company or series thereof. AUL reserves the right to eliminate existing Investment Accounts if, in its sole discretion, marketing, tax, or investment conditions so warrant. AUL also reserves the right to provide other Investment Options under the Contract at any time.

(c) If deemed by AUL to be in the best interests of persons or entities having voting rights under the Contract, the Variable Account may be operated as a management investment company or any other form permitted by law, it may be deregistered in the event such registration is no longer required, or it may be combined with other separate accounts of AUL or an affiliate thereof.

Transfers:
----------

(a) Subject to the limitations of (d) through (f) below, the Participant may direct AUL in writing to transfer the amounts credited to an Investment Option to any other Investment Option during the Accumulation Period. Any transfer from an Investment Account shall be effective as of the close of business on the Valuation Date that AUL receives the Participant's direction, provided that AUL receives such direction by 4:00 p.m. E.S.T. on that Valuation Date. If such direction is received after 4:00 p.m. E.S.T., such transfer shall be effective as of the close of business on the next succeeding Valuation Date.

(b) AUL shall make the transfer as requested by the Participant within 7 days from the date a proper request is received by AUL at its Home Office, except as AUL may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. AUL reserves the right to defer a transfer of amounts from the Fixed Interest Account for a period of 6 months after AUL receives the transfer request at its Home Office.

(c) All transfers from the Fixed Interest Account to any Investment Account shall be made on a first-in/first-out accounting basis.

(d) The Participant may not direct a transfer with regard to his Participant Account's share of any Investment Option in an amount less than $500 or the Participant Account's entire share, if less than $500. If such a transfer reduces the Participant Account's remaining share of an Investment Option to less than $500, the entire remaining share shall also be transferred.

(e)  Amounts  transferred  from  the  Fixed  Interest  Account  on  behalf  of a
     Participant during any contract year shall not exceed 20% of the Participant Account's share of the Fixed Interest Account determined as of the last contract anniversary preceding the request for transfer, or the Participant Account's entire share of the Fixed Interest Account if such share would be less than $500 after the transfer.

(f) AUL reserves the right to change the limitation on the minimum transfer, to change the limit on remaining balances, to limit the number and frequency of transfers, to suspend the transfer privilege, and to impose a charge on a transfer.

                                    BENEFITS

Annuity Options:
----------------

At the written request of the Participant, AUL shall apply all or a portion of the Account Value (subject to any appropriate premium tax charge) of the Participant Account for the purpose of providing a fixed payment annuity. Upon receipt of such request, AUL is hereby authorized by such Participant to value and transfer the Participant Account's share of the Variable Account to the Fixed Interest Account as of the date that AUL receives such written request at its Home Office. Such transferred amounts shall be held in the Fixed Interest Account until the Participant's Annuity Commencement Date. The Participant request shall include certification as to the purpose for the annuity and the election of one of the following annuity options:

(a) Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives, and shall end with the last monthly payment before the death of the annuitant.

(b) Certain and Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives. If the annuitant dies before receiving payments for the certain period (5, 10, 15, or 20 years, as specified in the election), any remaining payments for the balance of the certain period shall be paid to the annuitant's beneficiary.


(c) Survivorship Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives. After the death of the annuitant, a portion (all, 2/3, or 1/2, as specified in the election) of the monthly annuity shall be paid to the contingent annuitant named in the election for as long as the contingent annuitant lives. An election of this option is automatically cancelled if either the Participant or the contingent annuitant dies before the Annuity Commencement Date.

(d) Unit Refund Life Annuity. The monthly annuity shall be payable to the annuitant for as long as the annuitant lives, and shall end with the last monthly payment before the death of the annuitant. If, at the death of the annuitant, the sum of the monthly payments previously received is less than the amount applied to provide the annuity, monthly payments of the same amount shall continue to the annuitant's beneficiary until the total of the monthly payments received equals such amount.

(e) Fixed Period. The monthly annuity shall be payable to the annuitant for a fixed period of time (not less than 5 years nor more than 30 years, as specified in the election). If, at the death of the annuitant, payments have been made for less than the selected fixed period, monthly annuity payments to the annuitant's beneficiary shall be continued during the remainder of such fixed period.

(f) Lump Sum Payment. A lump sum payment shall be payable to the annuitant. If the total Account Value is less than $2,000, such value shall not be annuitized under options (a), (b), (c), (d), (e), or (g), but shall be paid in a lump sum.

(g) Any other options mutually agreed upon between the Contractholder and AUL shall be made available.

If no annuity option election for a Participant has been received by AUL at its Home Office at least 30 days prior to the Annuity Commencement Date, the Account Value (subject to any appropriate premium tax charge) of his Participant Account may be applied under (b) above as a 10 Year Certain and Life Annuity. AUL must receive written notification of such Annuity Commencement Date, written designation of the contingent annuitant or beneficiary, and any election forms needed in connection with any annuity option provided.

In no event shall any option elected provide annuity benefits to the Participant or to the Participant and the contingent annuitant which would extend for a certain period beyond the life expectancy of such Participant or the joint life expectancy of such Participant and such contingent annuitant as determined on the Annuity Commencement Date.

If the monthly annuity is less than AUL's then current established minimum, AUL reserves the right to make payments on a less frequent basis or to pay the appropriate amount in a single sum.

Death Benefits:
---------------

(a) Upon receipt of written instructions from the Participant's beneficiary (or, if applicable, the secondary beneficiary of the Participant) and of due proof of the Participant's (and, if applicable, the beneficiary's) death during the Accumulation Period at its Home Office, AUL shall apply the Account Value of the Participant Account for the purpose of providing a death benefit. The death benefit shall be paid to the beneficiary last properly designated in writing to AUL at its Home Office by the Participant, or, if there is no designated beneficiary living on the date of the Participant's death, to the Participant's estate. If any beneficiary dies while receiving payments and no beneficiary is designated to receive any remaining payments, such remaining payments shall be made to the deceased beneficiary's estate.

(b) The Account Value to be applied pursuant to (a) above shall be determined as of the close of business on the later of (1) the Valuation Date that AUL receives such written instructions at its Home Office, or (2) the Valuation Date that AUL receives such due proof of death at its Home Office, provided that such written instructions or due proof of death received on the later of (1) or (2) above are(is) received by 4:00 p.m. E.S.T. If the written instructions or due proof of death received on the later of (1) or (2) above are(is) received after 4:00 p.m. E.S.T., such valuation shall be made as of the close of business on the next succeeding Valuation Date.

(c) (1) The benefit shall be payable in accordance with one of the following provisions as elected by the Participant or the beneficiary if the Participant did not make an election:

          (i) The entire Account Value to be applied shall be paid to the beneficiary in a single sum or by another elected method on or before December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death; or

          (ii) The benefit shall be paid as an annuity in accordance with the Annuity Options shown above over the life or life expectancy of the beneficiary. If the beneficiary is not the Participant's surviving spouse, the annuity must begin on or before December 31 of the calendar year immediately following the calendar year in which the Participant died. If the beneficiary is the Participant's surviving spouse, such spouse may elect to receive equal or substantially equal payments over the life or life expectancy of such spouse commencing at any date prior to the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2. Such spousal election must be made no later than the earlier of December 31 of the calendar year containing the fifth anniversary of the Participant's death or the date distributions are required to begin pursuant to the preceding sentence. The surviving spouse may accelerate these payments at any time by increasing the frequency or amount of such payments.

     (2) If a Participant dies on or after his Annuity Commencement Date, any interest remaining under the Annuity Option selected shall be paid at least as rapidly as prior to the Participant's death.

     (3) If payment is to be made in a cash lump sum, payment shall be made within 7 days of the date of valuation, as determined in (b) above, except as AUL may be permitted to defer such payment of amounts derived from the Variable Account in accordance with the provisions of federal securities laws. Also, AUL reserves the right to defer the payment of amounts withdrawn from the Fixed Interest Account for a period of 6 months after AUL receives written instructions at its Home Office.

Withdrawal Benefits:
--------------------

(a) Except as stated below, a Participant, upon submitting a proper written request to AUL at its Home Office, may direct AUL to withdraw all or a portion of the Account Value (subject to the Withdrawal Charge) of his Participant Account.

(b) Withdrawals from a Participant Account's share of an Investment Option may not be made in an amount less than the smaller of $500 or the Participant Account's entire share of the Investment Option. If a withdrawal reduces the Participant Account's share of an Investment Option to less than $500, such remaining share shall also be withdrawn.

(c) A withdrawal request shall be effective as of the close of business on the Valuation Date that AUL receives a proper written withdrawal request at its Home Office, provided that AUL receives such request by 4:00 p.m. E.S.T. on that Valuation Date. If such request is received after 4:00 p.m. E.S.T., such request shall be effective as of the close of business on the next succeeding Valuation Date.

(d) The Account Value to be applied shall be determined as of the applicable Valuation Date determined in (c) above. If the entire Account Value of a Participant Account is withdrawn, the Participant shall be paid the Withdrawal Value. If the Participant requests that a specified percentage or dollar amount be paid to the Participant, AUL shall withdraw from the Participant Account an amount equal to the dollar amount to be paid divided by the difference between 1 and the decimal equivalent of the applicable Withdrawal Charge. Notwithstanding the previous sentence, in any contract year the Participant may withdraw up to 10% of the Account Value of his Participant Account determined as of the last contract anniversary preceding the request for the withdrawal without application of any Withdrawal Charge, provided that 12 months have elapsed from the date that the Participant's first Contribution is credited to his Participant Account by AUL to the date of such withdrawal.

(e) AUL shall pay such amount in a cash lump sum to the Participant. Such cash lump sum will be paid within 7 days from the date that AUL receives the withdrawal request at its Home Office, except as AUL may be permitted to defer such payment of amounts withdrawn from the Variable Account in accordance with appropriate provisions of the federal securities laws. AUL reserves the right to defer the payment of amounts withdrawn from the Fixed Interest Account for a period of up to 6 months after AUL receives the withdrawal request at its Home Office.

(f)  Withdrawals from a Participant Account's share of the Fixed Interest

P-12567.rpl-9

     Account shall be made on a first-in/first-out basis so that all or a portion of the amounts credited to the Participant Account's share of the Fixed Interest Account which have been on deposit for the longest period of time, as well as the interest credited thereon, shall be withdrawn first.



                                   VALUATIONS


All assets of each Portfolio shall be valued as provided in the prospectus for the Mutual Fund as such prospectus may be amended or supplemented from time to time.

Any amounts that are allocated to any Investment Account on behalf of a Participant shall be credited to his Participant Account in the form of Accumulation Units on the basis of the value of such units in that Investment Account as of the end of the Valuation Period on which such amounts are received by AUL at its Home Office. Such crediting shall be made separately for amounts allocated to each Investment Account.

The value of each Participant Account's share of any Investment Account as of any Valuation Date shall be determined by multiplying the Participant Account's aggregate Accumulation Units in that Investment Account as of such Valuation Date by the dollar value of one Accumulation Unit in that Investment Account as of such Valuation Date. The value of the Participant Account's share of any Investment Account as of any date other than a Valuation Date is equal to the value of its share of that Investment Account as of the immediately preceding Valuation Date.



                                  OTHER CHARGES


AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account.

The Mutual Fund shall pay an investment advisory fee and certain other expenses, which may include its operational and organizational expenses, as described in the current prospectus as it may be amended or supplemented from time to time. These expenses may vary from year to year. The net asset value of each Portfolio reflects such investment advisory fee and other expenses which are deducted from the assets of such Portfolio.

AUL shall deduct an administrative charge per Contract year quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each such quarter from each Participant Account in existence on such day for so long as the Participant Account is in effect during the Accumulation Period. This charge is to be prorated among each subaccount of the Participant Account which corresponds to each Investment Option utilized under the Contract by that Participant Account.

AUL reserves the right to deduct a charge for each transfer transaction, to deduct the appropriate premium tax charge, or to deduct the appropriate charges for federal, state, or local income taxes incurred by AUL that are attributable to the Variable Account and its Investment Accounts.



                    RIGHT OF AUL TO CHANGE CERTAIN PROVISIONS


AUL reserves the right to amend the Contract at any time, without the consent of the Contractholder, Participants, or any other person or entity, to make any change to any provisions of the Contract to comply with, or give the Contractholder or Participants the benefit of, any provisions of federal or state laws, regulations, or rulings.



                                  MISCELLANEOUS


Ownership: The Contractholder is the owner of the Contract and may agree with AUL to any change or amendment of it without the consent of any other person or entity, except that no such change or amendment shall adversely affect the benefits to be provided by Contributions made prior to the effective date of such change or amendment unless the consent of all Participants is obtained.

AUL shall have no obligation to make any payment or distribution except as specified in the Contract.

Tax Status:  AUL does not make any guarantee  regarding the federal,  state,  or
local  tax  status  of  the  Contract,   any  Participant   Account  established
thereunder, or any transaction involving the Contract.

Essential Data: The Participant shall furnish to AUL whatever information is necessary to establish the eligibility and amount of annuity or other benefit in each instance.

Reliance: AUL shall be fully protected in relying on any information furnished by the Contractholder, by any person or persons certified to AUL by the Contractholder as acting on its behalf, or by a Participant. AUL need not inquire as to the accuracy or completeness thereof.

Misstatement of Essential Data: If it has been found that any essential data pertaining to any person has been omitted or misstated, including, but not limited to, a misstatement as to the age of an annuitant, an equitable adjustment shall be made as soon as possible so as to provide the annuity to which that person is entitled.

Annuity Certificates: AUL shall issue to each person for whom an annuity is purchased from AUL a certificate setting forth the amount and terms of payment of the annuity.

Election, Notice, or Direction Requirements: Wherever in the Contract reference is made to the Contractholder or Participant making a request or giving notice or direction, such request, notice, or direction must be in writing and must be submitted to and received by AUL at its Home Office before becoming effective.

Quarterly Statement of Account Value: As soon as reasonably possible after the end of each contract year quarter, AUL shall prepare a statement of the Account Value of each Participant Account existing under the Contract.

Sex and Number: Whenever the context of this Certificate so requires, the plural includes the singular, the singular the plural, and the masculine the feminine.

Facility of Payment: If any Participant, contingent annuitant, or beneficiary is legally incapable of giving a valid receipt for any payment due him, and no guardian has been appointed, AUL may make such payment to the person or persons who have assumed the care and principal support of such Participant, contingent annuitant, or beneficiary. Also, AUL may make payment directly to any person or entity when directed to do so in writing by the Participant. Any payment made by AUL will fully discharge AUL to the extent of such payment.

Insulation from Liability: The assets of the Variable Account are not chargeable with liabilities arising out of any other business AUL may conduct.

Voting:
-------

(a) AUL is the legal owner of the shares of the Mutual Fund held by the Investment Accounts of the Variable Account. AUL shall exercise voting rights attributable to the shares of each Portfolio held in the Investment Accounts at any regular and special meetings of the shareholders of the Mutual Fund on matters requiring shareholder voting under The Investment Company Act of l940 or other applicable laws. AUL shall exercise these voting rights based on instructions received from persons having the voting interest in corresponding Investment Accounts of the Variable Account. However, if The Investment Company Act of l940 or any regulations thereunder should be amended, or if the present interpretation thereof should change, and as a result AUL determines that it is permitted to vote the shares of the Mutual Fund in its own right, it may elect to do so.

(b) The persons having the voting interest under the Contract are the Participants.

(c) Voting rights attributable to the Contract for which no timely voting instructions are received will be voted by AUL in the same proportion as the voting instructions which are received in a timely manner for all contracts and Participant Accounts participating in that Investment Account.

(d) Neither the Variable Account nor AUL is under any duty to inquire as to the instructions received or the authority of Contractholders, Participants, or others to instruct the voting of Mutual Fund shares.

(e) Every person or entity having such voting rights shall receive such reports or prospectuses concerning the Variable Account or the Mutual Fund as may be required by applicable federal law.

Nonforfeitability and Nontransferability: The entire Withdrawal Value of a Participant Account under the Contract shall be nonforfeitable at all times.

No sum payable under the Contract with respect to a Participant may be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person or entity other than AUL. In addition, to the extent permitted by law, no such sum shall in any way be subject to legal process requiring the payment of any claim against the payee.

                                    ADDENDUM
                                     TO THE
                                   CERTIFICATE
                        ISSUED TO THE PARTICIPANT IN THE
                               AUL AMERICAN SERIES
          MULTIPLE-FUND GROUP VARIABLE ANNUITY CONTRACT (THE CONTRACT)
                                    ISSUED BY
                  AMERICAN UNITED LIFE INSURANCE COMPANY (AUL)

The Effective Date of this Addendum is the effective date of the corresponding Amendment to the Contract.

Pursuant to this Addendum, the Participant's Certificate under the Contract is hereby amended as follows:

By deleting the first paragraph of "Other Charges" and by substituting the following first paragraph in lieu thereof:

                                  OTHER CHARGES

AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account. Additionally, AUL shall multiply the portions (as delineated in the table below) of the total month-end Account Value in the Variable Account of all Participants in the contract by the monthly equivalent of the corresponding Annual Variable Investment Plus Factors appearing in the table below. These products shall be added together, and the sum shall be divided by the total month-end Account Value in the Variable Account of all Participants in the contract. This percentage shall be multiplied by the month-end Account Value of each Participant in each Investment Account. The resulting amount for each Investment Account shall be added to the Participant's Account Value for that Investment Account.


Contract's Month-End Account Value in     Annual Variable Investment Plus Factor
          Variable Account

        First $500,000                                  0.00%
        Next $500,000                                   0.25%
        Next $2 million                                 0.35%
        Next $2 million                                 0.40%
        Next $1 million                                 0.50%
        Over $6 million                                 0.75%



                                           AUL

                                           By /s/ William R. Brown
                                               Secretary


                              AUL AMERICAN.ADD.VIP

                                  ADDENDUM
                                     TO THE
                                   CERTIFICATE
                        ISSUED TO THE PARTICIPANT IN THE
                               AUL AMERICAN SERIES
                                IRA MULTIPLE-FUND
                 GROUP VARIABLE ANNUITY CONTRACT (THE CONTRACT)
                                    ISSUED BY
                  AMERICAN UNITED LIFE INSURANCE COMPANY (AUL)


The Effective Date of this Addendum is the effective date of the corresponding Amendment to the Contract.

Pursuant to this Addendum, the Participant's Certificate under the Contract is hereby amended as follows:

By adding the following to the face page of the Certificate:

                          The Contract is a SIMPLE IRA.

By deleting the definition of "Contributions" in the Participant's Certificate under the Contract and by substituting the following definition in lieu thereof:

                                   DEFINITIONS

"Contributions" means, subject to the restrictions of the following paragraph, amounts paid in cash to AUL by the Contractholder or by the Participant, including amounts transferred to the Contract from another SIMPLE IRA of the Participant, which are credited to a Participant Account maintained under the Contract. The legal title to, and ownership of, such amounts is vested solely in the Participant.

The SIMPLE IRA will accept only cash Contributions made on behalf of the Participant pursuant to the terms of a SIMPLE IRA Plan described in section 408(p) of the Internal Revenue Code. A rollover Contribution or a transfer of assets from another SIMPLE IRA of the Participant will also be accepted. No other Contributions will be accepted.

By deleting item (b) as it appears under the heading indicated below in the Participant's Certificate under the Contract and by substituting the following item (b) in lieu thereof, and by adding the following items (i) and (g) under the headings indicated below:

                    CONTRIBUTIONS, INVESTMENTS AND TRANSFERS

Contributions:

(b) Except for amounts rolled over or transferred from another SIMPLE IRA of the Participant, Contributions during a Participant's taxable year (which is presumed to be a calendar year) may not exceed the amounts allowed by Code Section 408(p) (as adjusted).

     (i) If Contributions made on behalf of the Participant pursuant to a SIMPLE IRA Plan maintained by the Participant's employer are received directly by AUL from the employer, AUL will provide the employer with the summary description required by section 408(1)(2) of the Internal Revenue Code.

                                    BENEFITS

Withdrawal Benefits:

(g) Prior to the expiration of the 2-year period beginning on the date the Participant first participated in any SIMPLE IRA Plan maintained by the Participant's employer, any rollover or transfer by the Participant of funds from the SIMPLE IRA must be made to another SIMPLE IRA of the Participant. Any distribution of funds to the Participant during this 2-year period may be subject to a 25-percent additional tax if the Participant does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the Participant may roll over or transfer funds to any IRA of the Participant that is qualified under section 408(a) or (b) of the Internal Revenue Code.


                                             AUL
                                             By /s/ William R. Brown
                                                 Secretary



P-12567.ADD.SIMP

                                    ADDENDUM
                                     TO THE
                                   CERTIFICATE
                        ISSUED TO THE PARTICIPANT IN THE
                               AUL AMERICAN SERIES
                    TDA MULTIPLE-FUND GROUP VARIABLE ANNUITY
                    CONTRACT NUMBER GA XX,XXX (THE CONTRACT)
                                    ISSUED BY
                  AMERICAN UNITED LIFE INSURANCE COMPANY (AUL)
                                       TO
                        ABC COMPANY (THE CONTRACTHOLDER)

   The Effective Date of this Amendment is the date that it is signed by AUL.

Pursuant to this Addendum, the corresponding provisions of the Participant's Certificate under the Contract are hereby deleted and the following provisions are substituted in lieu thereof:

"Investment Account" means each subaccount of the Variable Account made available to the Contractholder by AUL and identified in Schedule A of the Contract. Schedule A of the Contract may be amended by AUL from time to time as described in "Addition, Deletion, or Substitution of Investments." Amounts allocated to any Investment Account identified in Schedule A of the Contract shall be invested in the shares of the corresponding Mutual Fund Portfolio listed in the current prospectus for the Variable Account.

"Mutual Fund" means the AUL American Series Fund, Inc., a diversified, open-end management investment company registered under The Investment Company Act of l940, and any other such open-end management investment company made available by AUL.

"Portfolio" means a series of a particular Mutual Fund as described in that prospectus for that Mutual Fund, as such prospectus may be amended or supplemented from time to time.

Addition, Deletion, or Substitution of Investments:
---------------------------------------------------

     (a) AUL reserves the right, subject to compliance with applicable law, to make additions to, deletions from, substitution for, or combinations of, the securities that are held by the Variable Account or any Investment Account or that the Variable Account or any Investment Account may purchase. AUL reserves the right to eliminate the shares of any of the eligible Portfolios and to substitute shares of, or interests in, another Portfolio of the AUL American Series Fund, Inc., of another open-end, registered investment company, or other investment vehicle, for shares already purchased or to be purchased in the future under the Contract.

     (b) AUL reserves the right to establish additional Investment Accounts, each of which would invest in the corresponding Mutual Fund Portfolio listed in the current prospectus for the Variable Account, or in other securities or investment vehicles. AUL reserves the right to eliminate or combine existing Investment Accounts if, in its sole discretion, marketing, tax, or investment conditions so warrant. AUL also reserves the right to provide other Investment Options under the Contract at any time. Subject to any required regulatory approvals, AUL reserves the right to transfer assets from any Investment Account to another separate account of AUL or Investment Account.


P.12567.ADD.1

     (c) If deemed by AUL to be in the best interests of persons or entities having voting rights under the Contract, the Variable Account may be operated as a management investment company under The Investment Company Act of 1940 or any other form permitted by law, it may be deregistered in the event such registration is no longer required under The Investment Company Act of 1940, or it may be combined with other separate accounts of AUL or an affiliate thereof. AUL may take such action as is necessary to comply with, or to obtain, exemptions from the Securities and Exchange Commission with regard to the Variable Account. Subject to compliance with applicable law, AUL also may combine one or more Investment Accounts and may establish a committee, board, or other group to manage one or more aspects of the operation of the Variable Account.

Withdrawal Benefits:
--------------------

     (d) The Account Value to be applied shall be determined as of the applicable Valuation Date determined in (c) above. If the entire Account Value of a Participant Account is withdrawn, the Participant shall be paid the Withdrawal Value. If the Participant requests that a specified percentage or dollar amount be paid to the Participant, AUL shall withdraw from the Participant Account an amount equal to the dollar amount to be paid divided by the difference between 1 and the decimal equivalent of the applicable Withdrawal Charge. Notwithstanding the previous sentence, in the first Contract year in which a Participant Account is established, and in the next succeeding Contract year, the Participant may withdraw from that Participant Account up to 10% of the sum of the Account Value of that Participant Account, determined as of the last Contract anniversary preceding the request for the withdrawal, plus Contributions made during the applicable Contract year, without application of any Withdrawal Charge. In any subsequent Contract year, the Participant may withdraw from that Participant Account up to 10% of the Account Value of that Participant Account, determined as of the last Contract anniversary preceding the request for the withdrawal, without application of any Withdrawal Charge.

                                   VALUATIONS

All assets of each Portfolio shall be valued as provided in the prospectus for the applicable Mutual Fund as such prospectus may be amended or supplemented from time to time.


Any amounts that are allocated to any Investment Account on behalf of a Participant shall be credited to his Participant Account in the form of Accumulation Units on the basis of the value of such units in that Investment Account as of the end of the Valuation Period on which such amounts are received by AUL at its Home Office. Such crediting shall be made separately for amounts allocated to each Investment Account. The number of Accumulation Units in each Investment Account credited to each Participant Account as of any Valuation Period shall be determined by dividing the amounts allocated to that In vestment Account for that Participant Account as of such Valuation Period by the dollar value of one Accumulation Unit in that Investment Account as of the close of business on the applicable Valuation Period. The number of Accumulation Units thus determined shall not be changed by any subsequent change in the dollar value of the Accumulation Units.


The value of an Accumulation Unit in the AUL American Equity, Bond, Money Market, and Managed Investment Accounts was established at $1.00 as of April 12, 1990. The value of an Accumulation Unit in any other Investment Account available under the Contract shall be established at $1.00 as of the date of the first deposit to such Investment Account. The value of an Accumulation Unit in each Investment Account as of any Valuation Period thereafter is equal to the dollar value of one Accumulation Unit in that Investment Account as of the immediately preceding Valuation Period multiplied by the Net Investment


P.12567.ADD.2

Factor, as defined below, for that Investment Account for the current Valuation Period. The value of an Accumulation Unit for each Investment Account shall be determined for each Valuation Period before giving effect to any additions, withdrawals, or transfers. After such determination, the additions, withdrawals, or transfers which are effective as of that day shall then be added.

The Net Investment Factor for each Investment Account for any Valuation Period is determined by dividing (a) by (b), and then subtracting (c) from that result, where:

     (a)  is equal to:

          (1) the net asset value of a Portfolio share held in the Investment Account determined as of the end of the current Valuation Period, plus

          (2) the per share amount of any dividend or other distribution, if any, paid by the Portfolio during the current Valuation Period, plus or minus

          (3) any credit or charge for any taxes paid or reserved for by AUL during the current Valuation Period which are determined by AUL to be attributable to operation of the Investment Account;

     (b) is the net asset value of a Portfolio share held in the Investment Account determined as of the end of the immediately preceding Valuation Period; and

     (c) is a daily charge factor determined by AUL to reflect the charges assessed against the assets of the Investment Account for mortality and expense risks, as authorized under "Other Charges" below.

The value of each Participant Account's share of any Investment Account as of any Valuation Date shall be determined by multiplying the Participant Account's aggregate Accumulation Units in that Investment Account as of such Valuation Date by the dollar value of one Accumulation Unit in that Investment Account as of such Valuation Date. The value of the Participant Account's share of any Investment Account as of any date other than a Valuation Date is equal to the value of its share of that Investment Account as of the immediately preceding Valuation Date.

                                  OTHER CHARGES

AUL shall deduct a daily mortality risk charge and a daily expense risk charge equal to the daily equivalent of an annual combined charge of 1.25% against the average daily net assets of each Investment Account. These charges shall be reflected in the Net Investment Factor as defined above.

A Mutual Fund shall pay any investment advisory fee and certain other expenses, which may include its operational and organizational expenses, as described in the current prospectus for that Mutual Fund as it may be amended or supplemented from time to time. These expenses may vary from year to year. The net asset value of each Portfolio reflects such investment advisory fee and other expenses which are deducted from the assets of such Portfolio.

AUL shall deduct an administrative charge per Contract year quarter equal to the lesser of $7.50 or 0.5% of the Account Value on the last day of each such quarter from each Participant Account in existence on such day for as long as the Participant Account is in effect during the Accumulation Period.


P.12567.ADD.3

This charge is to be prorated among each subaccount of the Participant Account which corresponds to each Investment Option utilized under the Contract by that Participant Account.

AUL reserves the right to deduct a charge for each transfer transaction, to deduct the appropriate premium tax charge, or to deduct the appropriate charges for federal, state, or local income taxes incurred by AUL that are attributable to the Variable Account and its Investment Accounts.

Voting:
-------

     (a) AUL is the legal owner of the shares of a Mutual Fund held by the Investment Accounts of the Variable Account. AUL shall exercise voting rights attributable to the shares of each Portfolio held in the Investment Accounts at any regular and special meetings of the shareholders of a Mutual Fund on matters requiring shareholder voting under The Investment Company Act of l940 or other applicable laws. AUL shall exercise these voting rights based on instructions received from persons having the voting interest in corresponding Investment Accounts of the Variable Account. However, if The Investment Company Act of l940 or any regulations thereunder should be amended, or if the present interpretation thereof should change, and as a result AUL determines that it is permitted to vote the shares of a Mutual Fund in its own right, it may elect to do so. AUL will vote shares of any Investment Account, if any, that it owns beneficially in its own discretion, except that if a Mutual Fund offers its shares to any insurance company separate account that funds variable life insurance contracts or if otherwise required by applicable law, AUL will vote its own shares in the same proportion as the voting instructions that are received in a timely manner for contracts and Participant Accounts participating in the Investment Account.

     (b) The persons having the voting interest under the Contract are the Participants.

     (c) Voting rights attributable to the Contract for which no timely voting instructions are received will be voted by AUL in the same proportion as the voting instructions which are received in a timely manner for all contracts and Participant Accounts participating in that Investment Account.

     (d) Neither the Variable Account nor AUL is under any duty to inquire as to the instructions received or the authority of Contractholders, Participants, or others to instruct the voting of Mutual Fund shares.

     (e) Every person or entity having such voting rights shall receive such reports or prospectuses concerning the Variable Account or a Mutual Fund as may be required by applicable federal law.

                                  AMERICAN UNITED LIFE INSURANCE COMPANY

                                   by:  /s/ William R. Brown
                                            Secretary



P.12567.ADD.4